Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Funds Multi-Strategy Trust of our report dated November 25, 2020, relating to the financial statements and financial highlights for the funds constituting the Allianz Funds Multi-Strategy Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2021

Appendix A

1.	AllianzGI Convertible Fund
2.	AllianzGI Core Plus Bond Fund
3.	AllianzGI Emerging Markets Consumer Fund
4.	AllianzGI Emerging Markets Value Fund
5.	AllianzGI Global Allocation Fund
6.	AllianzGI Global Dynamic Allocation Fund
7.	AllianzGI Global Sustainability Fund
8.	AllianzGI High Yield Bond Fund
9.	AllianzGI International Small-Cap Fund
10.	AllianzGI Preferred Securities and Income Fund
11.	AllianzGI Short Duration High Income Fund
12.	AllianzGI Water Fund

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